UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )

    ☒ Filed by the Registrant         ☐ Filed by a Party other than the Registrant

Check the appropriate box:
    ☐ Preliminary Proxy Statement
    ☐ Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    ☐ Definitive Proxy Statement
    ☒ Definitive Additional Materials
    ☐ Soliciting Material under §240.14a-12

CNX RESOURCES CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
    ☒ No fee required.
    ☐ Fee paid previously with preliminary materials.
    ☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On March 24, 2023, CNX distributed via e-mail and posted on Positive Energy Hub (https://www.positiveenergyhub.com/cnxs-integral-role-in-appalachias-sustainable-future) the following message:

CNX’s Integral Role in Appalachia’s Sustainable Future
Company takes unique, transparent, and localized approach as part of Appalachia focused strategy. Differentiated corporate responsibility model leverages new technologies to lower emissions while prioritizing investments in local communities and transparently conducting its localized approach to participation in the public policy process.

By Positive Energy Hub Staff

CNX recently launched “Appalachia First” – a strategic vision for the future that draws on the company's historical leadership across the region, core operational strengths, and its innovative, forward-thinking business model.

As the region's premier low emission natural gas development, technology, and applications company, CNX is uniquely positioned to help revolutionize Appalachia, one of the world's most energy abundant regions, into an energy, manufacturing, and technology hub of the future.

While the strategy was only recently named and formalized, it builds on and reflects the company’s proven record of transformational success over the past nearly 160 years. And although the affordable and clean energy produced here is shared across America and the world, CNX’s footprint and investments are laser-focused on the Appalachian region.

Because of this, the company takes a localized approach to everything. CNX’s lower emission energy solutions and technological investments are designed to sustainably improve the lives and communities across their operating area while improving the environment.

Community engagement and investments – such as the CNX Mentorship Academy, their shared workspace for area nonprofits (The HQTM at CNX), and the CNX Foundation’s local investments – are tailored to communities in Pennsylvania, Ohio, West Virginia, and Virginia.

Similar to the “local first” strategy for community investment, CNX’s political contributions and lobbying efforts are also guided by transparency and prioritize unlocking economic and environmental value for the company’s owners and stakeholders across Appalachia. CNX has been and remains committed to its unique brand of community and government relations efforts and transparent disclosure of these efforts.

To be clear, CNX does not engage with national trade associations for the purposes of influencing public policy. Nor does the company engage with associations outside of the Appalachian region.

Further, the company released its 2023 proxy statement yesterday, outlining its approach to best-in-class corporate governance. It also includes an opposition statement to a recent shareholder proposal regarding further lobbying disclosure activities related to the international Paris Climate Agreement. While the company believes the proposal to be redundant and impractical given its Tangible, Impactful, Local philosophy, an analysis was performed of internal lobbying disclosure filings as well as that of the company’s affiliated industry trade associations. Predictably and consistent with its mission, values, and strategic vision, CNX reported no lobbying activities related to the Paris Agreement by CNX personnel or its trade associations.

Overseen by the Environmental, Safety, and Corporate Responsibility

Committee (ESCR) Committee of the Board of Directors, CNX has controls in place to ensure Appalachia First is implemented in the way its intended: leveraging the unmatched energy, workforce, and innovative spirit of the Appalachian region to transform industries in a way that truly empowers local communities.

The company’s support for political parties, candidates, and other political causes are provided only through CNX’s Political Action Committee (“CNX PAC”) or, where permitted by law and approved by appropriate Company personnel, through limited corporate contributions at the state and local level. Closely aligned with our New Technologies segment and efforts to lead the lower carbon future of Appalachia, the CNX PAC promotes technological advancements and increasing efficiencies within the domestic natural gas industry to help catalyze this future.

A few of these initiatives include:
•A company segment strictly focused on how best to utilize CNX’s existing assets and proprietary technology to drive results in methane abatement and other emission mitigation opportunities
•Investing capital in emissions reduction technologies to achieve further Scope 1 and 2 CO₂e emission reductions (in addition to the 90% reduction the company has achieved since 2011)
•Linking executive compensation to the company’s ability to lower its methane intensity
•Disclosing climate-related efforts in line with the Task Force on Climate-Related Financial Disclosures (TCFD) and conducting a scenario analysis using three different climate scenarios provided by the International Energy Agency (“IEA”)
•Transparently engage with surrounding communities regarding environmental and community initiatives

Quite simply, operating transparently and with a unique, localized lens is how CNX conducts all business, including its role in the public policy process.

CNX is proud to be part of the fabric of Appalachia, proud of the way it operates, and proud to be the region's premier low emission natural gas development, technology, and applications company creating new and truly sustainable opportunities for the region.

For more information about CNX’s purpose-driven approach to corporate responsibility, please visit: https://responsibility.cnx.com/.

On March 24, 2023, as referenced and hyperlinked in the above-referenced Positive Energy Hub article, CNX issued the following report (https://www.cnx.com/cnx/media/Pdf/CNX-Lobbying_Trade-Assoc.pdf):

CNX	Registered Federal Lobbyist	Lobbying against Paris Climate Accord and Climate Matters
Organizations		
Appalachian Natural Gas Operators	YES	NO
Gas and Oil Association of WV	NO	NO
Pennsylvania Independent Oil and Gas Association	NO	NO
Institute for Energy Research	NO	NO
Marcellus Shale Coalition	Not registered since 2016 – No recent climate matters	NO
Natural Gas Vehicles of America	YES	NO
Ohio Oil & Gas Association	Not registered since 2015 – No recent climate matters	NO
Pennsylvania Chamber of Business & Industry	NO	NO
Pittsburgh Works Together	NO	NO
Virginia Oil & Gas Association	NO	NO
Lobbyists		
Two CNX Employees	YES	NO
Two Registered Contract Lobbying Firms	YES	NO

On March 24, 2023, CNX posted the following messages on Twitter
(https://twitter.com/CNXtweets/status/1639268134682075138 and
https://twitter.com/CNXtweets/status/1639329481314934785):

On March 24, 2023, CNX posted the following on LinkedIn
(https://www.linkedin.com/posts/cnxresourcescorp_cnxs-integral-role-in-appalachias-sustainable-activity-7045030148454109184-GZbk
and
https://www.linkedin.com/posts/cnxresourcescorp_2023-letter-to-shareholders-activity-7045109976360476672-66Dp

CNX

29,595 followers

2h •

Our #mission is to empower the CNX team to drive innovative change that delivers energy solutions for today and tomorrow. We fulfill this mission by investing in our employees, communities, and new technologies - all while delivering substantial returns to shareholders.

And as stated in our annual letter, CNX's focus in 2023 and beyond will remain on safely and compliantly developing our extensive asset base alongside disciplined capital allocation to grow our long-term free cash flow per share.

Read the full letter 📩 https://lnkd.in/e4rrP4vy

#FCF #shareholder

CNX

2023 Letter to Shareholders

investors.cnx.com • 11 min read

Important Additional Information Regarding Proxy Solicitation

CNX Resources Corporation (the “Company” or “CNX”), its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”). On March 23, 2023, the Company filed a definitive proxy statement and other related materials with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2023 Annual Meeting (the “2023 Proxy Statement”).

SHAREHOLDERS ARE URGED TO READ THE 2023 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC BECAUSE THOSE DOCUMENTS CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE 2023 ANNUAL MEETING.

Shareholders may obtain, free of charge, copies of the 2023 Proxy Statement and any other documents filed or to be filed by the Company with the SEC in connection with the 2023 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website (http://www.cnx.com) or by writing to the Company’s Secretary as follows:

CNX Resources Corporation
CNX Center
1000 Horizon Vue Drive
Canonsburg, PA 15317

This statement may contain forward-looking statements, estimates and projections within the meaning of the federal securities laws. Statements that are not historical are forward-looking and may include our operational and strategic plans; estimates of gas reserves and resources; projected timing and rates of return of future investments; and projections and estimates of future production, revenues, income, and capital spending. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those statements, estimates and projections. Investors should not place undue reliance on forward-looking statements as a prediction of future actual results. The forward-looking statements in this statement speak only as of the date hereof; we disclaim any obligation to update the statements, and we caution you not to rely on them unduly. Specific factors that could cause future actual results to differ materially from the forward-looking statements are described in detail under the captions "Forward- Looking Statements" and "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (“SEC”) and any subsequent reports filed with the SEC. Those risk factors discuss, among other matters, pricing volatility or pricing decline for natural gas and natural gas liquids; local, regional and national economic conditions and the impact they may have on our customers; events beyond our control, including a global or domestic health crisis; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; the financial condition of our customers; any non-performance by customers of their contractual obligations; changes in customer, employee or supplier relationships resulting from the proposed transaction; and changes in safety, health, environmental and other regulations.